UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

DOUGHERTY’S PHARMACY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-27945

Delaware	75-2900905
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5924 ROYAL LANE, SUITE 250

DALLAS, TEXAS 75230

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 972-250-0945

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01	Other Events.

Dougherty’s Pharmacy, Inc. (the “Company”) announced on December 4, 2017, that its Board of Directors has declared a special two percent stock dividend (the “Stock Dividend”) on the Company’s common stock outstanding as of December 18, 2017, which is the record date for such stock dividend. This stock dividend will be payable on December 27, 2017, to shareholders of record December 18, 2017. The dividend will be issued in the form of additional shares of common stock. Any fractional shares will be rounded up to the nearest whole number.

On December 4, 2017, the Company issued the attached press release announcing the Stock Dividend.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)       The following exhibit is furnished herewith:

99.1       Press Release Dated December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2017

Dougherty’s Pharmacy, Inc .

By:	/s/ Mark S. Heil
Mark S. Heil President and Chief Financial Officer (Duly Authorized Principal Executive Officer and Principal Financial Officer)